Exhibit 99.1

Novan Reports First Quarter 2022 Financial Results and Provides Corporate Update

– Transformational quarter for Novan, marked by acquisition of EPI Health –

– Strongest quarter in total prescriptions for Rhofade increasing 47% from Q1 2021 –

– Ongoing activities toward submission of first New Drug Application (NDA) for berdazimer gel, 10.3% (SB206), targeted before the end of 2022 –

DURHAM, N.C. – May 16, 2022 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced its financial and operating results for the first quarter ended March 31, 2022 and provided a corporate update. The Company will host a conference call and webcast, today, May 16, 2022, at 8:30 a.m. ET (details below).

“The first quarter of 2022 represented a foundational leap forward for Novan and its shareholders. With the acquisition of EPI Health on March 11th, we are now a fully integrated medical dermatology company with bench-to-bedside capabilities. We have a proprietary technology to potentially bring new chemical entities to market for unmet medical needs, and with the addition of EPI Health’s commercial presence, infrastructure and dedicated sales force, we have a portfolio of revenue-generating products that are currently improving the quality of life for patients and that, as a stand-alone company, posted prior fiscal year operating revenues of nearly $18 million,” commented Paula Brown Stafford, President and Chief Executive Officer of Novan. “We believe the addition of the EPI Health organization will greatly support the launch of SB206, if approved, and we remain dual-focused on expanding net sales of our existing promoted commercial products, while progressing our lead product candidate toward our planned first nitric-oxide based NDA submission.”

Financial Updates for First Quarter 2022
•Novan operates two business units, after the EPI Health acquisition, consisting of its research and development activities for nitric oxide-based product candidates (R&D Operations), and the promotion of commercial products for the treatment of various skin diseases (Commercial Operations).
•Novan's Commercial Operations business unit, comprised of EPI Health, actively promotes four prescription medical dermatology therapies for plaque psoriasis, rosacea, acne and dermatoses.
•Novan's consolidated results for the three months ended March 31, 2022 includes 20 days of activity from its Commercial Operations business unit, based on the EPI Health acquisition closing date.
•As of March 31, 2022, Novan had a total cash and cash equivalents balance of $35.5 million.

•The Company believes that its existing cash and cash equivalents, plus expected receipts associated with product sales from its commercial portfolio, will provide it with adequate liquidity to fund its planned operating needs into the early fourth quarter of 2022, based on management’s projections and planned operating, development and commercial activities described in the Company’s quarterly report on Form 10-Q for the three-month period ended March 31, 2022.
Financial Results for First Quarter 2022
•Novan reported total revenue of $1.9 million and $0.8 million for the three months ended March 31, 2022 and 2021, respectively.
•Novan reported total net loss of $13.4 million and $9.0 million for the three months ended March 31, 2022 and 2021, respectively.
•Novan's Commercial Operations business unit reported total revenue of $1.2 million and net loss of $0.7 million for the three months ended March 31, 2022.
•Novan's R&D Operations business unit reported total revenue of $0.7 million and net loss of $12.7 million for the three months ended March 31, 2022.
•Research and development expenses were $4.8 million for the three months ended March 31, 2022, compared to $6.4 million for the three months ended March 31, 2021. The net decrease of $1.6 million was primarily related to a $2.4 million net decrease in the SB206 (berdazimer gel, 10.3%) program due to the active enrollment and treatment phase activities of the B-SIMPLE4 Phase 3 trial ongoing during the first quarter of 2021; partially offset by a $0.8 million increase in other research and development expenses.
•Selling, general and administrative expenses were $10.0 million for the three months ended March 31, 2022, compared to $2.7 million for the three months ended March 31, 2021. The increase of approximately $7.3 million was primarily due to (i) $4.0 million of non-recurring transaction-related expenditures incurred in connection with the EPI Health acquisition, (ii) $1.6 million of selling, general and administrative expenses incurred to support the conduct of EPI Health’s commercial sales operations during the period ended March 31, 2022, (iii) a $0.8 million increase in support costs related to the SB206 (berdazimer gel, 10.3%) prelaunch strategy and commercial preparation, and (iv) a $0.9 million increase in other general and administrative costs including human resources and recruiting costs, corporate tax and insurance costs, and personnel related and consulting costs.
Development Pipeline Update

Berdazimer Gel, 10.3% (SB206) – A Topical Antiviral Treatment for Molluscum Contagiosum

In June 2021, Novan reported a statistically significant greater treatment effect as compared to vehicle for the primary efficacy endpoint (p-value <0.0001) of complete clearance of all treatable lesions at Week 12 in its B-SIMPLE4 pivotal Phase 3 clinical study of berdazimer gel, 10.3% (SB206) for the treatment of molluscum contagiosum (“molluscum”). Additionally, and consistent with results from the Company’s prior Phase 2 and Phase 3 studies, berdazimer gel,

10.3% (SB206) was found to be safe and well tolerated in the B-SIMPLE4 study and met Novan's expectations. No treatment-related serious adverse events were reported.

Upcoming Targeted Milestones:

•Potential submission of an NDA targeted for Q4 2022.

There are currently no Food and Drug Administration (“FDA”)-approved prescription drug treatment options for molluscum. The Company believes that berdazimer gel, 10.3% (SB206) as a topical prescription therapy with a rapid treatment benefit, if approved, would satisfy an important patient-care need for the treatment of molluscum.

For more information about the B-SIMPLE4 study, please visit clinicaltrials.gov and reference identifier: NCT04535531.

SB204 – A Novel Multi-Factorial Mechanism of Action for the Treatment of Acne Vulgaris

SB204 is a product candidate designed as a topical monotherapy for the treatment of acne, a multi-factorial disease with varying disease pathology (inflammatory and bacterial). SB204 utilizes the same active pharmaceutical ingredient used in the Company’s lead product candidate, berdazimer gel, 10.3%, and is formulated specifically to address acne via anti-inflammatory and anti-bacterial mechanisms of action. Based on the positive pivotal Phase 3 results in the molluscum development program, Novan believes it can optimize the trial design of an impending pivotal Phase 3 study for SB204 that has the potential to serve as a second pivotal trial to support an NDA submission. Novan's intention is to progress SB204, subject to obtaining additional financing or strategic partnering.

SB019 – An Intranasal Formulation for the Treatment of Infectious Disease, COVID-19

Novan has explored the use of its proprietary Nitricil™ technology to progress SB019, a potential intranasal treatment option for COVID-19, targeting the reduction of viral shedding and transmission. Novan has an extensive body of in vitro and in vivo data demonstrating the efficacy of its proprietary technology for other anti-viral indications. The Company believes that nitric oxide may inhibit viral replication by disrupting protein function critical for viral replication and infection through generation of reactive intermediates. In April 2022, Novan advanced its SB019 product candidate with the submission of a pre-IND (investigational new drug) application. The Company currently awaits feedback and guidance from the FDA to inform next steps. Novan's intention is to progress SB019, subject to regulatory feedback and obtaining additional financing or strategic partnering.

Conference Call and Webcast

Novan management will host a conference call and webcast presentation for investors, analysts, and other interested parties today, Monday, May 16, 2022, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (844) 707-0661 (domestic) or (703) 318-2240 (international) and referencing conference ID: 4094919. The live webcast will be accessible on the Events page of the Investors section of the Novan website, novan.com, and will be archived for 90 days.

About Novan

Novan, Inc. is a medical dermatology company primarily focused on researching, developing and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. We are developing SB206 (berdazimer gel, 10.3%) as a topical prescription gel for the treatment of viral skin infections, with current emphasis on molluscum contagiosum.

We recently completed the acquisition of EPI Health. EPI Health equips us with a robust commercial infrastructure across sales, marketing, and communications, as well as fully dedicated market access and pharmacy relation teams. Following the acquisition, we employ approximately 100 staff, including sales personnel currently covering 42 territories, and we promote products for plaque psoriasis, rosacea, acne and dermatoses. We also have a pipeline of potential product candidates using our proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements related to the acquisition of EPI Health, LLC (the “EPI Acquisition”), including the potential benefits of the EPI Acquisition, the therapeutic value and benefits of the Company’s marketed products and the potential therapeutic value and benefits of the Company’s Nitricil™ platform technology and its product candidates, the Company’s pharmaceutical development of nitric oxide-releasing product candidates, such as SB206 (berdazimer gel, 10.3%) for molluscum contagiosum, the potential timing of FDA submissions, the potential market opportunity for the Company’s product candidates and promoted products, the plans for launch and commercialization of SB206 (berdazimer gel, 10.3%), if approved, the Company’s expected cash runway, and the Company’s intention to enter into strategic relationships and transactions with third parties. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” and similar expressions to identify forward-looking statements in this press release. Such statements are based on the Company’s current beliefs and expectations. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks related to the EPI Acquisition, including the ability to realize the anticipated benefits of the EPI Acquisition, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operations, the ability of the parties to retain key employees, and costs related to the EPI Acquisition; risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that the FDA will not agree with the Company’s approach to a potential NDA submission, that the Company’s product candidates may not be approved or that additional studies may be required for approval or other delays may occur, that the Company may not have sufficient quantities of drug substance and/or drug product to support regulatory submissions and that the Company may not obtain funding sufficient to complete the regulatory or development process; the Company’s limited experience as a company in obtaining regulatory approvals and commercializing pharmaceutical products and its ability to recruit and retain qualified personnel and key talent; changes in the size and nature of the market for the Company’s product candidates and marketed products, including potential competition, patient and payer perceptions and reimbursement determinations; the Company’s ability to grow revenues from marketed and promoted products and the risks that past performance may not be indicative of future performance; risks and uncertainties in the Company’s ongoing or future product development activities and preclinical studies, which may not prove successful in demonstrating proof-of concept, or may show adverse toxicological findings and, even if successful, may not necessarily predict that subsequent clinical trials will show the requisite safety and efficacy of the Company’s product candidates, or that any of the Company’s product candidates, if approved, will continue to demonstrate requisite safety and efficacy following their commercial launch; any operational or other disruptions as a result of the COVID-19 pandemic; risks related to the manufacture of raw materials, including, but not limited to, the Company’s active pharmaceutical ingredient and drug product components utilized in clinical trial materials, such as supply chain disruptions or delays, failure to transfer technology and processes to third parties effectively or failure of those third parties (or the Company in connection with the upfit of the Company’s facility) to obtain approval of and maintain compliance with the FDA or comparable regulatory authorities; the Company’s ability to obtain additional funding or enter into strategic or other business relationships or transactions necessary or useful for the further development or commercialization of the Company’s product candidates and the expansion of its business, on favorable terms or at all, or if such relationships or transactions are unsuccessful or the Company is unable to realize the potential economic benefits of such relationships or transactions; the Company’s reliance on arrangements with third parties to support its operations and its development, manufacturing and commercialization efforts and the risk that such parties will not successfully carry out their contractual duties or meet expected deadlines; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2021, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

NOVAN, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net product revenues	$718	$—
License and collaboration revenues	1,174	747
Government research contracts and grants revenue	36	72
Total revenue	1,928	819
Operating expenses:
Product cost of goods sold	206	—
Research and development	4,833	6,418
Selling, general and administrative	9,994	2,686
Amortization of intangible assets	121	—
Total operating expenses	15,154	9,104
Operating loss	(13,226)	(8,285)
Other income (expense), net:
Interest income	3	3
Interest expense	(132)	—
Other expense	(25)	(670)
Total other expense, net	(154)	(667)
Net loss and comprehensive loss	$(13,380)	$(8,952)
Net loss per share, basic and diluted	$(0.71)	$(0.60)
Weighted-average common shares outstanding, basic and diluted	18,829,534	15,002,886
NOVAN, INC.
Selected Condensed Consolidated Balance Sheet Data
(unaudited)
(in thousands)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$35,492	$47,085
Total current assets	58,682	54,130
Total assets	112,049	68,960
Total current liabilities	46,975	11,150
Total liabilities	106,167	50,641
Total stockholders’ equity	5,882	18,319
Total liabilities and stockholders’ equity	$112,049	$68,960
INVESTOR AND MEDIA CONTACT:
Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com
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